EXHIBIT 99.1

News Release

Contact:	Tom Lampen, ChoiceOne Bank (616) 887-2337 tlampen@choiceone.com

ChoiceOne Financial Begins Trading On OTCQX Marketplace

Sparta, Michigan – May 21, 2015 – ChoiceOne Financial Services, Inc. (OTCQX: COFS), the parent company for ChoiceOne Bank, announced that its common stock began trading today on OTCQX, the best marketplace for established, global and growth companies operated by OTC Markets Group, Inc. Prior to this, the Company’s common stock traded on the OTCQB Venture marketplace. The Company’s stock symbol, “COFS”, will remain the same.

OTCQX for Banks is an expansion of the OTCQX marketplace and was created for strongly capitalized and well managed banks that have committed to provide higher level reporting and greater transparency for investors. To qualify for OTCQX, a bank must meet high financial standards and be current in its reporting to bank regulators and, if applicable, to the U.S. Securities and Exchange Commission (SEC). On an ongoing basis, banks are required to publish quarterly and annual financial results and make timely disclosures of material news events. Banks must also appoint a Corporate Broker, a FINRA member broker-dealer specializing in trading in and advising banks, to serve as their OTCQX advisor. Boenning & Scattergood, Inc., a nationally recognized firm specializing in banks, will serve as ChoiceOne’s Corporate Broker on OTCQX.

“We are pleased that ChoiceOne Financial Services, Inc. has been approved to trade on the OTCQX marketplace,” said James A. Bosserd, President and Chief Executive Officer. “The increased visibility and transparency of the OTCQX marketplace is expected to increase the liquidity of our common stock and ultimately improve shareholder value over time. The transparency of the OTCQX marketplace is consistent with the corporate governance and reporting practices already being followed by ChoiceOne.”

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank. ChoiceOne Bank operates 12 full service offices in parts of Kent, Ottawa, Muskegon, and Newaygo Counties in Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at www.choiceone.com.

Forward-Looking Statements
This press release may contain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management’s determination of the provision and allowance for loan losses, the carrying value of goodwill and loan servicing rights, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other than temporary) and management’s assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2014. These are representative of the risk factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.